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Exhibit 5.01

Suite 1800 222 S.W. Columbia Portland, OR 97201-6618 503-226-1191 Fax 503 226 0079 www.aterwynne.com

January 11, 2005

Board of Directors
Cascade Microtech, Inc.
2430 N.W. 206th Avenue
Beaverton, Oregon 97006

Gentlemen:

        In connection with the registration of 2,949,505 shares of common stock (the "Shares"), of Cascade Microtech, Inc., an Oregon corporation (the "Company"), under the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on January 10, 2005, and the proposed offer and sale of the Shares pursuant to the terms of the Cascade Microtech 1993 Stock Incentive Plan, the Cascade Microtech 2000 Stock Incentive Plan, as amended, and the Cascade Microtech 2004 Employee Stock Purchase Plan, (collectively, the "Plans"), we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

        Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the Shares to be offered pursuant to the Plans have been duly authorized and when such Shares have been delivered against payment therefor as contemplated by the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required to be filed pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules thereunder.

Very truly yours, /s/ Ater Wynne LLP Ater Wynne LLP

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  Exhibit 5.01